UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 14, 2011

ESCALADE, INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

0-6966	13-2739290
(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Avenue, Evansville, Indiana	47711
(Address of Principal Executive Offices)	(Zip Code)

(812) 467-4449
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On April 20, 2011, Escalade, Incorporated (“Escalade”) issued the press release attached hereto as Exhibit 99.1 announcing financial information regarding Escalade’s first quarter results for 2011 and the entry into the Seventh Amendment to its Credit Agreement. The information under this Item 2.02 and in such press release shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 1 – Registrant’s Business and Operations
and
Section 2 – Financial Information

Item 1.01 – Entry into a Material Definitive Agreement.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 14, 2011, Escalade, Incorporated (“Escalade”) entered into the Seventh Amendment (the “Seventh Amendment”) to Escalade’s Credit Agreement with its issuing bank, JPMorgan Chase Bank, N.A. (“Chase”). The Seventh Amendment amends the Credit Agreement dated as of April 30, 2009, as amended by Amendments First through Sixth (collectively, the “Credit Agreement”), among the Company, Chase and the other lenders identified therein (collectively, “Lender”).

This Form 8-K describes the primary changes to the Credit Agreement as a result of the Seventh Amendment. For the entire text of the Seventh Amendment, which constitutes all of the changes resulting from the Seventh Amendment, please see Exhibit 10.1 attached hereto. Except as set forth in the Seventh Amendment, the terms and conditions of the Credit Agreement remain in full force and effect. All capitalized terms not defined in this Form 8-K have the meanings set forth in the Credit Agreement or, if applicable, as amended pursuant to the Seventh Amendment.

Under the terms of the Credit Agreement as amended by the Seventh Amendment, the Lender has made available to Escalade a senior revolving credit facility in the maximum principal amount of up to $22,000,000 (the “Revolving USD Facility”), a term loan in the principal amount of $8,500,000 (the “Term Loan”), and allows Escalade to request the issuance of letters of credit of up to $5,000,000 in principal amount, subject to the aggregate undrawn amount of a letter of credit issued by The Bank of New York Trust Company, N.A. for the account of Martin Yale Industries, Inc. The Seventh Amendment further limits the availability of borrowings under the Revolving USD Facility to the lesser of $22,000,000 and the Borrowing Base, which is defined as the sum of (a) 80% of Eligible Accounts plus (b) the lesser of (i) 50% of Eligible Inventory or (ii) $15,000,000, minus (c) Reserves. The reduced availability under the Revolving USD Facility and of the term loan reflects Escalade’s pay downs of previously outstanding amounts and Escalade’s reduced need for available borrowings in the foreseeable future.

The Seventh Amendment also extends the maturity date for the repayment of the outstanding principal balance of the Revolving USD Facility, including all accrued and unpaid interest thereon, from May 31, 2012 to July 31, 2013 (the “Revolving USD Loan Maturity Date”). Escalade may prepay the Revolving USD Facility, in whole or in part, and reborrow prior to the Revolving USD Loan Maturity Date. The maturity date for the repayment of the outstanding principal balance of the Term Loan, including all accrued and unpaid interest thereon, remains at May 31, 2015 (the “Term Loan Maturity Date”). Beginning with the calendar quarter ending September 30, 2010, Escalade is required to make repayments of the principal balance in equal installments of $500,000 per calendar quarter, with interest accrued thereon. To date, Escalade has made three such installment payments, reflecting the reduction in the principal amount of the Term Loan from $10,000,000 to $8,500,000. Principal amounts repaid in respect of the Term Loan may not be re-borrowed.

The Seventh Amendment further reduces the interest rates payable by Escalade under the Credit Agreement. At Escalade’s request, each borrowing under the Revolving USD Facility and under the Term Loan continues to bear interest at a rate per annum equal to (a) the Alternative Base Rate plus or minus the applicable ABR Spread (the “ABR Rate”); or (b) LIBOR plus the applicable LIBOR Spread (the “LIBOR Rate”). The applicable ABR Spread or applicable LIBOR Spread will be determined quarterly based upon Escalade’s Leverage Ratio as of the most recent fiscal quarter end as shown in the following table (a number in parenthesis representing a negative number). Such table reflects an improvement in the interest rates payable by Escalade in the amount of a 25 basis point reduction throughout each of the columns labeled “Revolving USD Loan ABR Spread,” “Term Loan LIBOR Spread,” and “Letter of Credit Fee.” In addition, Category 5 has been revised to be applicable only to the extent the Leverage Ratio is less than 1.50 to 1.0 but greater than or equal to 1.0 to 1.0, and a new Category 6 has been added to provide further improvement in interest rates if the Leverage Ratio would drop below 1.0 to 1.0. Currently, the applicable interest rate is the rate per annum set forth below in Category 4.

Escalade may subsequently elect from time to time to convert a specific loan to (a) the ABR Rate, or (b) the LIBOR Rate. For purposes of the Seventh Amendment, “Leverage Ratio” continues to be defined as the ratio of (x) Indebtedness for borrowed money to (y) Consolidated EBITDA for the four consecutive fiscal quarters ending on the determination date.

	Leverage Ratio	Revolving USD Loan ABR Spread	Revolving USD Loan LIBOR Spread	Term Loan ABR Spread	Term Loan LIBOR Spread	Letter of Credit Fee	Commitment Fee Rate
Category 1	greater than or equal to 3.00 to 1.00	.75%	3.00%	.75%	3.25	3.00%	.50
Category 2	less than 3.00 to 1.00 but greater than or equal to 2.50 to 1.00	.50%	2.75%	.50%	3.00%	2.75%	.50
Category 3	less than 2.50 to 1.00 but greater than or equal to 2.00 to 1.0	.25%	2.50%	.25%	2.75%	2.50%	.40
Category 4	less than 2.00 to 1.0 but greater than or equal to 1.50 to 1.00	.00%	2.25%	.00%	2.50%	2.25%	.40
Category 5	less than 1.50 to 1.0 but greater than or equal to 1.0 to 1.0	(.25%)	2.00%	(.25%)	2.25%	2.00%	.30
Category 6	less than 1.0 to 1.0	(.25%)	1.75%	(.25%)	2.00%	1.75%	.30

In addition, the Seventh Amendment modified the financial covenant relating to Minimum Required Tangible Net Worth and the covenant relating to Capital Expenditures. Escalade must now maintain a Minimum Required Tangible Net Worth of not less than $35,000,000 through December 31, 2011, and at all times thereafter an amount equal to $35,000,000 plus the aggregate sum of all Annual Tangible Net Worth Increases for each fiscal year ending after April 14, 2011. As to Capital Expenditures, Escalade now may incur increased capital expenditures of up to $3,700,000 for fiscal year 2011, and up to $4,000,000 for fiscal years 2012 and 2013.

Furthermore, the Seventh Amendment now allows Escalade to make Permitted Acquisitions for up to $5,000,000 in aggregate consideration without the Lender’s express consent, provided that Escalade provides certain information to the Lender and the acquisitions meet the criteria specified in the Seventh Amendment.

Escalade’s indebtedness under the Credit Agreement continues to be collateralized by liens on all of the present and future equity of each of Escalade’s domestic subsidiaries and substantially all of the assets of the Company. In addition, each direct and indirect domestic subsidiary of Escalade has unconditionally guaranteed all of the indebtedness of Escalade arising under the Credit Agreement and has secured its guaranty with a first priority security interest and lien on all of its assets. The Pledge and Security Agreement dated April 30, 2009 by and between Escalade and Chase, and each Pledge and Security Agreement dated April 30, 2009 by and between each such Escalade subsidiary and Chase continue in full force and effect, as amended by the Master Amendment to Pledge and Security Agreements dated May 31, 2010 entered into by Chase, Escalade and each such subsidiary. The Unlimited Continuing Guaranty dated April 30, 2009 applicable to each of Escalade’s domestic subsidiaries continues in full force and effect without change. In connection with the execution of the Seventh Amendment, each of Escalade’s domestic subsidiaries consented to the execution of such Amendment and reaffirmed their Guaranty in favor of Lender.

Escalade incurred an amendment fee in the amount of $22,000 for the Seventh Amendment.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description
10.1	Seventh Amendment to Credit Agreement dated as of April 14, 2011 by and between Escalade, Incorporated and JPMorgan Chase Bank, N.A.

10.2	Second Amended and Restated Revolving USD Note as of April 14, 2011 by Escalade, Incorporated in favor of JPMorgan Chase Bank, N.A.

99.1	Press release dated April 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Escalade, Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2011		ESCALADE, INCORPORATED

	By:	/s/ DEBORAH J. MEINERT

Deborah J. Meinert, Vice President and Chief Financial Officer